Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☒	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

Citibank, N.A.

(Exact name of trustee as specified in its charter)

A National Banking Association	13-5266470
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. employer identification no.)

388 Greenwich Street, New York, New York	10043
(Address of principal executive office)	(Zip code)

Citibank, N.A.

388 Greenwich Street

New York, NY 10013

1 (800) 422-2066

(Name, address and telephone number of agent for service)

THE WALT DISNEY COMPANY

(Exact name of obligor as specified in its charter)

Delaware	83-0940635
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 South Buena Vista Street Burbank, California	91521
(Address of principal executive offices)	(Zip Code)

TWDC ENTERPRISES 18 CORP.

(Exact name of obligor as specified in its charter)

Delaware	95-4545390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 South Buena Vista Street Burbank, California	91521
(Address of principal executive offices)	(Zip Code)

Debt Securities

Guarantee of Debt Securities

(Title of the Indenture Securities)

Item 1.	General information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency Federal Reserve Bank of New York Federal Deposit Insurance Corporation	Washington, D.C. 33 Liberty Street, New York, NY Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items	3-15 Not Applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519).

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988).

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2018 - attached).

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 3rd day of September, 2019.

CITIBANK, N.A.

By:	/s/ Louis Piscitelli
Name: Louis Piscitelli
Title: Senior Trust Officer

Exhibit 7

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

	December 31,
In millions of dollars	2018	2017
Assets
Cash and due from banks (including segregated cash and other deposits)	$23,645	$23,775
Deposits with banks	164,460	156,741
Federal funds sold and securities borrowed and purchased under agreements to resell (including $147,701 and $132,949 as of December 31, 2018 and 2017, respectively, at fair value)	270,684	232,478
Brokerage receivables	35,450	38,384
Trading account assets (including $112,932 and $99,460 pledged to creditors at December 31, 2018 and 2017, respectively)	256,117	252,790
Investments:
Available-for-sale debt securities (including $9,289 and $9,493 pledged to creditors as of December 31, 2018 and 2017, respectively)	288,038	290,725
Held-to-maturity debt securities (including $971 and $435 pledged to creditors as of December 31, 2018 and 2017, respectively)	63,357	53,320
Equity securities (including $1,109 and $1,395 at fair value as of December 31, 2018 and 2017, respectively, of which $189 was available for sale as of December 31, 2017)	7,212	8,245

Total investments	$358,607	$352,290
Loans:
Consumer (including $20 and $25 as of December 31, 2018 and 2017, respectively, at fair value)	330,487	333,656
Corporate (including $3,203 and $4,349 as of December 31, 2018 and 2017, respectively, at fair value)	353,709	333,378

Loans, net of unearned income	$684,196	$667,034
Allowance for loan losses	(12,315)	(12,355)

Total loans, net	$671,881	$654,679
Goodwill	22,046	22,256
Intangible assets (including MSRs of $584 and $558 as of December 31, 2018 and 2017, respectively, at fair value)	5,220	5,146
Other assets (including $20,788 and $18,559 as of December 31, 2018 and 2017, respectively, at fair value)	109,273	103,926

Total assets	$1,917,383	$1,842,465

The following table presents certain assets of consolidated variable interest entities (VIEs), which are included in the Consolidated Balance Sheet above. The assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs, presented on the following page, and are in excess of those obligations. Additionally, the assets in the table below include third-party assets of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation.

In millions of dollars	2018	2017
Assets of consolidated VIEs to be used to settle obligations of consolidated VIEs
Cash and due from banks	$270	$52
Trading account assets	917	1,129
Investments	1,796	2,498
Loans, net of unearned income
Consumer	49,403	54,656
Corporate	19,259	19,835

Loans, net of unearned income	$68,662	$74,491
Allowance for loan losses	(1,852)	(1,930)

Total loans, net	$66,810	$72,561
Other assets	151	154

Total assets of consolidated VIEs to be used to settle obligations of consolidated VIEs	$69,944	$76,394

CONSOLIDATED BALANCE SHEET (Continued)	Citigroup Inc. and Subsidiaries

	December 31,
In millions of dollars, except shares and per share amounts	2018	2017
Liabilities
Non-interest-bearing deposits in U.S. offices	$105,836	$126,880
Interest-bearing deposits in U.S. offices (including $717 and $303 as of December 31, 2018 and 2017, respectively, at fair value)	361,573	318,613
Non-interest-bearing deposits in offices outside the U.S.	80,648	87,440
Interest-bearing deposits in offices outside the U.S. (including $758 and $1,162 as of December 31, 2018 and 2017, respectively, at fair value)	465,113	426,889

Total deposits	$1,013,170	$959,822
Federal funds purchased and securities loaned and sold under agreements to repurchase (including $44,510 and $40,638 as of December 31, 2018 and 2017, respectively, at fair value)	177,768	156,277
Brokerage payables	64,571	61,342
Trading account liabilities	144,305	125,170
Short-term borrowings (including $4,483 and $4,627 as of December 31, 2018 and 2017, respectively, at fair value)	32,346	44,452
Long-term debt (including $38,229 and $31,392 as of December 31, 2018 and 2017, respectively, at fair value)	231,999	236,709
Other liabilities (including $15,906 and $13,961 as of December 31, 2018 and 2017, respectively, at fair value)	56,150	57,021
Total liabilities	$1,720,309	$1,640,793

Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: 738,400 as of December 31, 2018 and 770,120 as of December 31, 2017, at aggregate liquidation value	$18,460	$19,253
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: 3,099,567,177 as of December 31, 2018 and 3,099,523,273 as of December 31, 2017	31	31
Additional paid-in capital	107,922	108,008
Retained earnings	151,347	138,425
Treasury stock, at cost: 731,099,833 shares as of December 31, 2018 and 529,614,728 shares as of December 31, 2017	(44,370)	(30,309)
Accumulated other comprehensive income (loss) (AOCI)	(37,170)	(34,668)

Total Citigroup stockholders’ equity	$196,220	$200,740
Noncontrolling interest	854	932

Total equity	$197,074	$201,672

Total liabilities and equity	$1,917,383	$1,842,465

The following table presents certain liabilities of consolidated VIEs, which are included in the Consolidated Balance Sheet above. The liabilities in the table below include third-party liabilities of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation. The liabilities also exclude amounts where creditors or beneficial interest holders have recourse to the general credit of Citigroup.

	December 31,
In millions of dollars	2018	2017
Short-term borrowings	$13,134	$10,142
Long-term debt	28,514	30,492
Other liabilities	697	611

Total liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup	$42,345	$41,245

Liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup
The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.